Exhibit 99.1

Press Release

Federated Investors, Inc. Announces Second Quarter 2008 Earnings

•	Bond funds net more than $1 billion in sales during first half of 2008

•	Board declares quarterly dividend of $0.24 per share

(PITTSBURGH, Pa., July 24, 2008) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share (EPS) of $0.58 for the quarter ended June 30, 2008. These results include net earnings of $2.8 million or $0.03 per diluted share classified as income from discontinued operations, net of tax, related to the sale of the company’s trade-clearing operation in 2006. Federated’s EPS from continuing operations was $0.55 for the quarter ended June 30, 2008 compared to $0.54 for the same quarter last year. Income from continuing operations was $55.2 million for Q2 2008 compared to $55.3 million for Q2 2007. The Q2 2008 results include pre-tax expenses of $2.2 million, or $0.01 per diluted share after tax and $1.8 million, or $0.01 per diluted share after tax related to estimated additional costs for the distribution of Federated’s 2005 regulatory settlement and for modification of certain mutual fund prospectuses, respectively.

Federated reported YTD 2008 EPS from continuing operations of $1.10 compared to $1.04 for the same period in 2007, an increase of 6 percent. For the six months ended June 30, 2008, income from continuing operations was $111.0 million compared to $107.0 million for the same period in 2007.

Federated’s total managed assets were $333.5 billion at June 30, 2008, up $73.8 billion or 28 percent from $259.7 billion at June 30, 2007 and down $5.0 billion or 1 percent from the $338.5 billion reported at March 31, 2008. Money market assets decreased from the end of last quarter due mainly to seasonal outflows among separate accounts, while overall, average money market assets in Q2 2008 were higher than in Q1 2008. Total average managed assets for Q2 2008 were $343.3 billion, up $87.2 billion or 34 percent from $256.1 billion reported for Q2 2007 and up $21.3 billion or 7 percent from $322.0 billion reported for Q1 2008.

“Federated’s broad product line, designed to help our clients across a range of market conditions, benefited the firm this quarter,” said J. Christopher Donahue, president and chief executive officer. “Federated saw strong flows into its bond funds, where year-to-date net flows topped $1 billion.”

Contacts:

MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q2 Earnings

July 24, 2008

Federated’s board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on Aug. 15, 2008 to shareholders of record as of Aug. 8, 2008. During Q2 2008, Federated purchased 1,068,440 shares of class B common stock for $37.2 million.

Money market assets in both funds and separate accounts were $271.1 billion at June 30, 2008, up $77.7 billion or 40 percent from $193.4 billion at June 30, 2007 and down $6.4 billion or 2 percent from $277.5 billion at March 31, 2008. Money market mutual fund assets were $240.6 billion at the end of Q2 2008, up $68.2 billion or 40 percent from $172.4 billion at June 30, 2007 and down $1.7 billion or 1 percent from $242.3 billion at March 31, 2008.

Federated’s equity assets were $37.3 billion at June 30, 2008, down $6.0 billion or 14 percent from $43.3 billion at June 30, 2007 and down slightly from $37.5 billion at March 31, 2008. While net equity redemptions improved over previous quarters, difficult market conditions caused asset depreciation in equity products. Federated’s top-selling equity mutual funds on a net basis were: Federated InterContinental Fund, Federated Kaufmann Large Cap Fund, Federated Kaufmann Small Cap Fund, Federated Strategic Value Fund and Federated MDT Small Cap Growth Fund. Federated saw continued growth in its equity separate accounts, which had $209 million in net positive flows during Q2 2008.

Federated’s fixed-income assets were $25.1 billion at June 30, 2008, up $2.1 billion or 9 percent from $23.0 billion at June 30, 2007 and up $1.7 billion or 7 percent from $23.4 billion at March 31, 2008. Federated’s top-selling fixed-income mutual funds on a net basis were: Federated Total Return Bond Fund; Federated Municipal Ultrashort Fund; Federated Government Ultrashort Duration Fund; Federated Ultrashort Bond Fund; and Federated U.S. Government Securities Fund: 1-3 Years.

Financial Summary

Q2 2008 vs. Q2 2007

For Q2 2008, revenue increased $33.8 million or 12 percent to $310.3 million compared to $276.5 million for the same quarter last year. The increase in revenue is primarily due to an increase in revenue from average money market managed assets ($48.3 million). The increase was partially offset by a decrease in revenue from average equity managed assets ($9.9 million) and a change in the mix of average fixed-income managed assets ($0.8 million). For Q2 2008, Federated derived 58 percent of its revenue from money market assets, 32 percent from equity assets, 9 percent from fixed-income assets and 1 percent from other products and services.

Operating expenses for Q2 2008 increased $31.5 million or 17 percent to $219.1 million compared to $187.6 million for Q2 2007. The increase in operating expenses was primarily attributable to higher marketing and distribution expenses of $23.1 million primarily from higher average money market managed assets. In addition, compensation expenses increased by $7.4 million primarily due to higher incentive compensation. The increase in operating expenses for Q2 2008 compared to Q2 2007 included

Federated Reports Q2 Earnings

July 24, 2008

two notable items. The first item was $2.0 million in additional expense related to Federated’s estimated costs for the distribution of the firm’s 2005 regulatory settlement. The second item was a $1.8 million expense related to the cost of modifying certain money market fund prospectuses in order to broaden the scope of allowable investments.

Q2 2008 vs. Q1 2008

Compared to the prior quarter, revenue increased by $4.6 million or 2 percent. The increase was primarily due to an increase in revenue from average money market managed assets ($8.6 million). The revenue increase was partially offset by a decrease resulting from a change in the mix of average equity managed assets ($1.5 million) and Federated voluntarily waiving an additional $1.2 million in fund revenue for competitive reasons.

Compared to Q1 2008, operating expenses increased by $4.3 million or 2 percent. Professional service fees increased $2.9 million primarily due to a $1.4 million increase in estimated costs related to the distribution of Federated’s 2005 regulatory settlement and $0.9 million related to the aforementioned prospectus modification. Marketing and distribution expenses increased by $2.7 million over Q1 2008 primarily due to higher average money market managed assets.

YTD 2008 vs. YTD 2007

Revenue for the first half of the year increased $75.1 million or 14 percent to $616.0 million compared to $540.9 million for the same time period last year. The increase in revenue is primarily due to an increase in revenue from average money market managed assets ($95.8 million). The increase was partially offset by a decrease in revenue from average equity managed assets ($13.5 million), a change in the mix of average fixed-income managed assets ($1.9 million) and Federated voluntarily waiving an additional $4.7 million in fund revenue for competitive reasons.

Operating expenses for the year-to-date period ended June 30, 2008 increased $65.6 million or 18 percent to $433.8 million compared to $368.2 million for the same period of last year. The increase in operating expenses was primarily attributable to an increase in marketing and distribution expenses of $50.6 million, primarily related to increased average money market managed assets. In addition, compensation and related expenses increased by $14.8 million primarily due to higher incentive compensation.

Federated will host an earnings conference call at 9 a.m. Eastern on July 25, 2008. Investors are invited to listen to Federated’s Q2 earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until Aug. 1, 2008 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 289708.

Federated Reports Q2 Earnings

July 24, 2008

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $333.5 billion in assets as of June 30, 2008. With 147 mutual funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money market fund managers in the industry, the top 8 percent of equity fund managers and the top 10 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.

###

1 Strategic Insight, May 31, 2008. Based on assets under management in open-end funds.

Certain statements in this press release, such as those related to asset flows and sales, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks and uncertainties is the ability of the company to sustain asset flows and sales and the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management, Federated Investment Counseling and MDT Advisers, each a registered investment advisor.

Federated Reports Q2 Earnings

July 24, 2008

Unaudited Condensed Consolidated Statements of Income

(in millions, except per share data)

	Quarter Ended June 30,		% Change Q2 2008 to Q2 2007	Quarter Ended March 31, 2008	% Change Q2 2008 to Q1 2008
	2008	2007
Revenue
Investment advisory fees, net	$198.1	$177.4	12%	$195.0	2%
Administrative service fees, net	54.4	41.2	32	51.6	5
Other service fees, net	56.7	56.5	—	57.7	(2)
Other, net	1.1	1.4	(21)	1.4	(21)

Total Revenue	310.3	276.5	12	305.7	2

Operating Expenses
Compensation and related	59.0	51.6	14	61.5	(4)
General and administrative
Marketing and distribution	110.4	87.3	26	107.6	3
Professional service fees	11.5	9.3	24	8.6	34
Office and occupancy	6.4	5.3	21	6.1	5
Systems and communications	6.0	5.8	3	5.9	2
Advertising and promotional	4.0	4.2	(5)	3.7	8
Travel and related	4.0	3.7	8	2.9	38
Other	4.4	3.7	19	4.3	2

Total general and administrative	146.7	119.3	23	139.1	5
Amortization of deferred sales commissions	8.8	12.1	(27)	9.4	(6)
Amortization of intangible assets	4.6	4.6	—	4.8	(4)

Total Operating Expenses	219.1	187.6	17	214.8	2

Operating Income	91.2	88.9	3	90.9	—

Nonoperating Income (Expenses)
Investment income, net	0.9	1.7	(47)	1.3	(31)
Debt expense––recourse	(0.1)	(0.1)	—	(0.1)	—
Debt expense––nonrecourse	(0.7)	(1.4)	(50)	(0.9)	(22)
Other, net	(0.2)	—	—	—	—

Total Nonoperating (Expenses) Income, net	(0.1)	0.2	(150)	0.3	(133)

Minority interest	2.0	1.4	43	1.4	43

Income from continuing operations before income taxes	89.1	87.7	2	89.8	(1)
Income tax provision	33.9	32.4	5	34.0	—

Income from continuing operations	55.2	55.3	—	55.8	(1)

Discontinued operations, net of tax	2.8	—	—	—	—

Net Income	$58.0	$55.3	5%	$55.8	4%

Earnings Per Share—Basic
Income from continuing operations	$0.56	$0.55	2%	$0.56	—%
Income from discontinued operations	0.03	—	—	—	—

Net income*	$0.58	$0.55	5%	$0.56	4%

Earnings Per Share—Diluted
Income from continuing operations	$0.55	$0.54	2%	$0.55	—%
Income from discontinued operations	0.03	—	—	—	—

Net income	$0.58	$0.54	7%	$0.55	5%

Weighted-average shares outstanding
Basic	99.3	101.3		99.8

Diluted	100.8	103.1		101.8

Dividends declared per share	$0.24	$0.21		$0.21

*	May not sum due to rounding.

Federated Reports Q2 Earnings

July 24, 2008

Unaudited Condensed Consolidated Statements of Income

(in millions, except per share data)

	Six Months Ended June 30,		% Change
	2008	2007
Revenue
Investment advisory fees, net	$393.0	$346.5	13%
Administrative service fees, net	106.0	80.5	32
Other service fees, net	114.5	110.9	3
Other, net	2.5	3.0	(17)

Total Revenue	616.0	540.9	14

Operating Expenses
Compensation and related	120.5	105.7	14
General and administrative
Marketing and distribution	218.1	167.5	30
Professional service fees	20.1	17.0	18
Office and occupancy	12.4	10.9	14
Systems and communications	11.9	11.7	2
Advertising and promotional	7.7	7.1	8
Travel and related	6.9	6.4	8
Other	8.7	7.5	16

Total general and administrative	285.8	228.1	25
Amortization of deferred sales commissions	18.2	24.3	(25)
Amortization of intangible assets	9.3	10.1	(8)

Total Operating Expenses	433.8	368.2	18

Operating Income	182.2	172.7	6

Nonoperating Income (Expenses)
Investment income, net	2.1	3.7	(43)
Debt expense––recourse	(0.2)	(0.2)	—
Debt expense––nonrecourse	(1.6)	(2.9)	(45)
Other, net	(0.2)	—	—

Total Nonoperating Income, net	0.1	0.6	(83)

Minority interest	3.4	2.8	21

Income from continuing operations before income taxes	178.9	170.5	5
Income tax provision	67.9	63.5	7

Income from continuing operations	111.0	107.0	4

Discontinued operations, net of tax	2.8	—	—

Net Income	$113.8	$107.0	6%

Earnings Per Share—Basic
Income from continuing operations*	$1.12	$1.05	7%
Income from discontinued operations	0.03	—	—

Net Income*	$1.14	$1.05	9%

Earnings Per Share—Diluted
Income from continuing operations	$1.10	$1.04	6%
Income from discontinued operations	0.03	—	—

Net Income*	$1.12	$1.04	8%

Weighted-average shares outstanding
Basic	99.6	101.6

Diluted	101.3	103.3

Dividends declared per share	$0.45	$0.39

*	May not calculate or sum due to rounding.

Federated Reports Q2 Earnings

July 24, 2008

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	June 30, 2008	Dec. 31, 2007
Assets
Cash and other short-term investments	$155.0	$146.3
Other current assets	68.0	60.0
Deferred sales commissions, net	45.4	64.2
Intangible assets, net and goodwill	570.3	534.6
Other long-term assets	38.6	35.9

Total Assets	$877.3	$841.0

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$177.2	$164.6
Long-term debt—nonrecourse	44.8	62.7
Other long-term liabilities and minority interest	42.6	39.7
Shareholders’ equity excluding treasury stock	1,441.4	1,368.0
Treasury stock	(828.7)	(794.0)

Total Liabilities, Minority Interest and Shareholders’ Equity	$877.3	$841.0

Federated Reports Q2 Earnings

July 24, 2008

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended			Six Months Ended June 30,
	June 30, 2008	June 30, 2007	March 31, 2008	2008	2007
Equity Funds
Beginning assets	$25,880	$28,716	$29,145	$29,145	$28,666

Sales	1,347	1,402	1,602	2,949	2,871
Redemptions	(1,529)	(1,839)	(1,893)	(3,422)	(3,812)

Net redemptions	(182)	(437)	(291)	(473)	(941)
Net exchanges	(18)	(20)	(77)	(95)	(32)
Acquisition related	42	0	0	42	0
Other*	(153)	1,767	(2,897)	(3,050)	2,333

Ending assets	$25,569	$30,026	$25,880	$25,569	$30,026

Fixed-Income Funds
Beginning assets	$18,339	$18,033	$17,943	$17,943	$18,113

Sales	2,337	1,256	1,818	4,155	2,480
Redemptions	(1,530)	(1,391)	(1,555)	(3,085)	(2,894)

Net sales (redemptions)	807	(135)	263	1,070	(414)
Net exchanges	1	(5)	53	54	(3)
Other*	(82)	(124)	80	(2)	73

Ending assets	$19,065	$17,769	$18,339	$19,065	$17,769

*	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Changes in Equity and Fixed-Income Separate Account Assets*

(in millions)

	Quarter Ended			Six Months Ended June 30,
	June 30, 2008	June 30, 2007	March 31, 2008	2008	2007
Equity Separate Accounts
Beginning assets	$11,638	$12,620	$13,017	$13,017	$12,228

Net customer flows**	209	197	(404)	(195)	422
Other**	(135)	501	(975)	(1,110)	668

Ending assets	$11,712	$13,318	$11,638	$11,712	$13,318

Fixed-Income Separate Accounts
Beginning assets	$5,077	$5,128	$4,881	$4,881	$4,789

Net customer flows**	1,076	54	59	1,135	290
Other**	(146)	19	137	(9)	122

Ending assets	$6,007	$5,201	$5,077	$6,007	$5,201

*	Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products.
**	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Other and the impact of Acquisition related. Other includes the approximate effect of changes in the market value of securities held in the portfolios, reinvested dividends and distributions and net investment income.

Federated Reports Q2 Earnings

July 24, 2008

(in millions)

MANAGED ASSETS	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
By Asset Class
Equity	$37,281	$37,518	$42,162	$43,517	$43,344
Fixed-income	25,072	23,416	22,824	22,752	22,970
Money market	271,131	277,527	236,630	209,908	193,362

Total Managed Assets	$333,484	$338,461	$301,616	$276,177	$259,676

By Market*
Wealth Management & Trust	$162,991	$162,865	$143,881	$127,854	$113,625
Broker/Dealer	116,840	119,268	114,854	108,872	106,661
Global Institutional	40,408	43,976	30,830	29,242	29,568
Other	13,245	12,352	12,051	10,209	9,822

Total Managed Assets	$333,484	$338,461	$301,616	$276,177	$259,676

By Product Type
Mutual Funds:
Equity	$25,569	$25,880	$29,145	$30,095	$30,026
Fixed-income	19,065	18,339	17,943	17,775	17,769
Money market	240,646	242,280	215,003	190,011	172,430

Total Fund Assets	$285,280	$286,499	$262,091	$237,881	$220,225

Separate Accounts:
Equity	$11,712	$11,638	$13,017	$13,422	$13,318
Fixed-income	6,007	5,077	4,881	4,977	5,201
Money market	30,485	35,247	21,627	19,897	20,932

Total Separate Accounts	$48,204	$51,962	$39,525	$38,296	$39,451

Total Managed Assets	$333,484	$338,461	$301,616	$276,177	$259,676

	Quarter Ended
AVERAGE MANAGED ASSETS	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
By Asset Class
Equity	$38,974	$38,471	$42,890	$42,731	$43,031
Fixed-income	24,525	23,220	22,969	22,680	23,109
Money market	279,776	260,306	224,285	202,141	189,917

Total Avg. Assets	$343,275	$321,997	$290,144	$267,552	$256,057

By Product Type
Mutual Funds:
Equity	$26,762	$26,696	$29,741	$29,570	$29,866
Fixed-income	18,672	18,186	17,893	17,701	17,942
Money market	246,868	231,719	203,957	181,808	168,253

Total Avg. Fund Assets	$292,302	$276,601	$251,591	$229,079	$216,061

Separate Accounts:
Equity	$12,212	$11,775	$13,149	$13,161	$13,165
Fixed-income	5,853	5,034	5,076	4,979	5,167
Money market	32,908	28,587	20,328	20,333	21,664

Total Avg. Separate Accts.	$50,973	$45,396	$38,553	$38,473	$39,996

Total Avg. Assets	$343,275	$321,997	$290,144	$267,552	$256,057

	Quarter Ended
ADMINISTERED ASSETS	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Period End	$8,886	$9,921	$9,565	$19,312	$17,986
Average	$9,781	$9,694	$16,125	$18,378	$17,701

*	Federated’s market definitions changed as of April 1, 2008. The insurance channel had been included in the Broker/Dealer market and is now included in the Global Institutional market. Previous periods were adjusted to reflect the change.